Exhibit 99.1

EQT NEWS RELEASE

EQT TAKES FURTHER ACTIONS TO PRIORITIZE DEBT REPAYMENT VIA DIVIDEND SUSPENSION

Enhancing focus on paying down near-term debt maturities

PITTSBURGH, PA (March 26, 2020) -- EQT Corporation (NYSE: EQT) today announced that its Board of Directors has elected to suspend the quarterly cash dividend on its common stock, effective immediately, accelerating cash flow to be utilized for EQT’s debt reduction strategy. EQT expects this action will result in approximately $30 million per year in retained cash savings, which EQT intends to use to pay down additional near-term debt maturities.

President and CEO Toby Rice stated: “The decision to suspend EQT’s dividend is another action to display our commitment to our debt reduction strategy, which also includes utilizing substantial near-term free cash flow and asset monetization proceeds to reduce debt. As we enhance our balance sheet and leverage metrics over-time, we will re-visit our shareholder return and dividend policy. These actions will better position EQT’s financial framework.”

About EQT Corporation:

EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at https://www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relationship website at https://ir.eqt.com.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT and its subsidiaries (collectively, the Company), including guidance regarding the Company’s ability to reduce its debt and the timing of achieving any such reductions; the amount and timing of any repurchases of the Company's outstanding debt securities; projected dividend amounts and rates; projected cash flows, including projected cost savings from suspending the Company’s quarterly cash dividend; liquidity and financing requirements, including funding sources and availability; and the Company’s leverage levels and financial profile. The forward-looking statements included in this new release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company's control and which include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; access to and cost of capital; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company's ability to appropriately allocate capital and resources among its strategic opportunities; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids and oil; cyber security risks; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and water required to execute the Company's exploration and development plans; the ability to obtain environmental and other permits and the timing thereof; government regulation or action; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company's business due to acquisitions and other significant transaction. These and other risks and uncertainties are described under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2019 as filed with the SEC, as updated by any subsequent Form 10-Qs, and in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Analyst inquiries please contact:

Andrew Breese - Director, Investor Relations

ABreese@eqt.com

412.395.2555

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